SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 30, 2001

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release reporting financial results for the three and nine months ended September 30, 2001.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated October 30, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: October 30, 2001	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.
Thomas E. Wilson, CEO	Bruce Voss (bvoss@lhai.com)
Alan H. Buckey, CFO	(310) 691-7100
(513) 792-9292	Kim Sutton Golodetz (kgolodetz@lhai.com)
www.lasikplus.com	(212) 838-3777
www.lhai.com

FOR IMMEDIATE RELEASE

LCA-VISION REPORTS THIRD QUARTER FINANCIAL RESULTS

CINCINNATI (October 30, 2001) - LCA-Vision Inc. (NASDAQ NM: LCAV) (NASDAQ Europe: LCAV), the leading provider of value-priced laser vision correction services across the U.S., today reported financial results for the three and nine months ended September 30, 2001.

For the third quarter of 2001, excluding a non-cash valuation reserve and special charges, the Company posted a net loss of $3,675,000, or $0.08 per share, compared with a net loss of $201,000, or $0.00 per share, in the third quarter of 2000. Including a $15,345,000 non-cash valuation reserve for deferred tax assets and a $1,774,000 special charge related to the Company's restructuring plan, the Company posted a net loss for the 2001 third quarter of $20,794,000, or $0.45 per diluted share. Laser vision correction revenues for the 2001 third quarter were $13,286,000, compared with $15,590,000 in the third quarter of 2000.

For the nine months ended September 30, 2001, excluding a non-cash valuation reserve and special charges, the Company posted a net loss of $1,622,000, or $0.03 per share, compared with a net loss of $807,000, or $0.02 per share, in the first nine months of 2000. Including special charges for the first nine months of 2001, the Company reported a net loss of $18,741,000, or $0.40 per share. Laser vision correction revenues for the first nine months of 2001 were $57,151,000, compared with $48,745,000 in the first nine months of 2000.

During the third quarter of 2001, management implemented a restructuring plan to reduce operating expenses and enhance shareholder value. The cost of the plan is $1,774,000 and it is expected to result in annual operating cost savings of approximately $4,600,000.

In addition to the special charges associated with the restructuring plan, the Company recorded a $15,345,000 valuation reserve for deferred tax assets as of September 30, 2001. This reserve was established according to the requirements of SFAS No. 109 "Accounting for Income Taxes."

Liquidity and Capital Resources

Net cash provided by operating activities in the first nine months of 2001 was $246,000, which when combined with beginning of year cash and short-term investment balances, was used to purchase property and equipment, and to fund the Company's treasury stock purchases.

Cash and short-term investments as of September 30, 2001 stood at $20,119,000, or $0.44 per share. In addition to available cash, the company maintains two unused credit lines totaling $20,000,000 to fund ongoing operations and acquisitions.

"While the decrease in procedure volume and the resulting operating loss this quarter are disappointing," noted Tom Wilson, Chief Executive Officer of LCA-Vision, "our competitors are reporting even larger year-over-year reductions in volume and we continue to grow our market share. Looking ahead, we are taking the necessary steps to put this business back on a solid growth trajectory in the first quarter of next year and beyond."

Year-to-date, the Company has repurchased 1,484,133 shares of its common stock at an average price of $2.11. A total of 3,807,880 shares remain in the 5,000,000 share repurchase program authorized by the Board of Directors in December 2000.

In a continuing upward trend, the average price per procedure increased more than 6% to $996 in the third quarter of 2001, compared with $934 in the second quarter of 2001 and $954 during the comparable period a year ago.

LCA-Vision owns and operates 31 LasikPlus laser vision correction facilities in the U.S., plus one in Canada and a joint venture in Europe.

LCA-Vision has scheduled an investor conference call regarding this announcement to be held today, beginning at 10:30 a.m. Eastern Time. Individual investors are invited to listen to the conference call over the Internet, by going to the "Investors" section of the Company's Website at www.LasikPlus.com. A replay will begin shortly after the call has ended and will be available for 14 days.

For additional information, please visit the Company's Website at at www.LasikPlus.com.

This news release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition, pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results, general economic conditions, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

[Tables to Follow]

LCA-Vision Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2001 (1)	2000 (1)	2001 (1)	2000 (1)
Revenues
Laser refractive surgery	$13,286	$15,590	$57,151	$48,745
Other	2	68	50	194

Total revenues	13,288	15,658	57,201	48,939

Operating costs and expenses
Medical professional and license fees	2,531	3,379	11,497	12,456
Direct costs of services	8,101	7,186	26,565	19,538
General and administrative expenses	2,178	2,220	6,697	7,070
Marketing and advertising	3,021	2,808	9,680	11,076
Depreciation and amortization	1,401	1,036	4,239	2,657
Special charges	1,774	-	1,774	-

Operating loss	(5,718)	(971)	(3,251)	(3,858)

Equity in earnings from unconsolidated businesses	45	15	309	24
Minority equity interest	17	(22)	13	(16)
Interest (expense)	-	(10)	(7)	(50)
Interest income	208	648	814	2,044
Other income (expense)	(1)	37	(10)	585

Loss before taxes on income	(5,449)	(303)	(2,132)	(1,271)

Income tax expense (benefit)	15,345	(102)	16,609	(464)

Net loss	($20,794) =======	(201) =======	($18,741) =======	(807) ======
Income per common share
Basic	$(0.45)	$0.00	$(0.40)	$(0.02)
Diluted	$(0.45)	$0.00	$(0.40)	$(0.02)

Weighted average shares outstanding
Basic	46,472	50,921	46,995	51,559
Diluted	46,472	50,921	46,995	51,559

(1) Unaudited

The notes to the Condensed Consolidated Financial Statements are an integral part of this statement.

LCA-Vision Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands except per share data)

Assets	September 30, 2001 (1)	December 31, 2000
Current assets:
Cash and cash equivalents	$20,119	$19,692
Short-term investments	-	8,626
Accounts receivable, net	668	1,417
Receivable from vendor	491	2,280
Deferred tax asset	-	521
Prepaid expenses, inventory and other	1,682	2,001

Total current assets	22,960	34,537

Property and equipment	36,537	31,860
Accumulated depreciation and amortization	(13,949)	(10,340)
Property and equipment, net	22,588	21,520
Goodwill, net	294	753
Deferred tax asset	-	16,085
Obligations due from shareholders	51	190
Investment in unconsolidated businesses	216	295
Other assets	842	2,217

Total assets	$46,951 =======	$75,597 ======
Liabilities and Shareholders' Investment
Current liabilities:
Accounts payable	$1,657	$7,587
Accrued liabilities and other	2,526	2,709
Debt maturing in one year	51	178

Total current liabilities	4,234	10,474

Long-term debt	7	48
Commitments and contingencies	-	-
Minority equity interest	17	30

Shareholders' investment
Preferred stock	-	-
Common stock ($0.01 par value; 52,248,554 and 52,112,404 shares and
46,045,525 and 47,393,508 shares issued and outstanding, respectively)	112	112
Contributed capital	90,833	90,858
Warrants	2,105	2,105
Notes receivable from shareholders	(1,474)	(1,013)
Common stock in treasury, at cost (6,203,029 shares and 4,718,896 shares)	(12,983)	(9,875)
Accumulated deficit	(35,878)	(17,137)
Foreign currency translation adjustment	(22)	(5)

Total shareholders' investment	42,693	65,045

Total liabilities and shareholders' investment	$46,951 =======	$75,597 =======
(1) Unaudited
The notes to the Condensed Consolidated Financial Statements are an integral part of this statement.

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